Exhibit 4.1
SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP ANDTRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATIONFULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.001 EACH OF THE COMMON STOCK OFScopus Biopharma Inc.transferable on the books of the Company in Person or by duly a uthorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the sharesrepresented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company(copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unlesscountersigned and registered by the Transfer Agent and Registrar.WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARECOMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONSSecretaryCUSIP 809171 10 1CChief Executive Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common
TTEE	– trustee under Agreement dated __________

UNIF GIFT MIN ACT– __________ Custodian __________
(Cust) (Minor)
under Uniform Gifts to Minors
Act __________
(State)

Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

__________ Shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint __________

__________, attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

DATED __________

NOTICE:The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.